UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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TRANSATLANTIC HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

VALIDUS HOLDINGS, LTD. TV HOLDINGS, LLC TV MERGER SUB, LLC
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Transatlantic Stockholders – You Decide the Outcome September 2011 Setting the Record Straight on Transatlantic’s Continued Flawed Analyses

Cautionary Note Regarding Forward-looking Statements This presentation may include forward-looking statements, both with respect to Validus and its industry, that reflect Validus' current views with respect to future events and financial performance. Statements that include the words "expect," "intend," "plan," "believe," "project," "anticipate," "will," "may," "would" and similar statements of a future or forward-looking nature are often used to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Validus' control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. Validus believes that these factors include, but are not limited to, the following: 1) uncertainty as to whether Validus will be able to enter into or consummate the proposed transaction on the terms set forth in Validus' proposal; 2) uncertainty as to the actual premium that will be realized by Transatlantic stockholders in connection with the proposed transaction; 3) failure to realize the anticipated benefits (including combination synergies) of the proposed transaction, including as a result of delay in completing the transaction or integrating the businesses of Validus and Transatlantic; 4) uncertainty as to the long-term value of Validus voting common shares; 5) unpredictability and severity of catastrophic events; 6) rating agency actions; 7) adequacy of Validus' or Transatlantic's risk management and loss limitation methods; 8) cyclicality of demand and pricing in the insurance and reinsurance markets; 9) Validus' ability to implement its business strategy during "soft" as well as "hard" markets; 10) adequacy of Validus' or Transatlantic's loss reserves; 11) continued availability of capital and financing; 12) retention of key personnel; 13) competition in the insurance and reinsurance markets; 14) potential loss of business from one or more major reinsurance or insurance brokers; 15) the credit risk Validus assumes through its dealings with its reinsurance and insurance brokers; 16) Validus' or Transatlantic's ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 17) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 18) the integration of businesses Validus may acquire or new business ventures Validus may start; 19) the legal, regulatory and tax regimes under which Validus operates; 20) the effect on Validus’ or Transatlantic’s investment portfolios of changing financial market conditions, including inflation, interest rates, liquidity and the recent downgrade of U.S. securities by Standard & Poor’s and the possible effect on the value of securities in Validus’ and Transatlantic’s investment portfolios, as well as other factors; 21) acts of terrorism or outbreak of war or hostilities; 22) availability of reinsurance and retrocessional coverage; and 23) the outcome of transaction related litigation, as well as management's response to any of the aforementioned factors. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in Validus' and Transatlantic's most recent reports on Form 10-K and Form 10-Q and other documents of Validus and Transatlantic on file with the Securities and Exchange Commission. Any forward-looking statements made in this presentation are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business, operations or financial condition. Except to the extent required by applicable law, Validus undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. No rating agency (A.M. Best, Moody's, or Standard & Poor's) has specifically approved or disapproved or otherwise taken definitive action on the potential transaction. The contents of any websites referenced in this presentation are not incorporated by reference into this presentation. 2

Additional Information, Participants in the Solicitation & Non-GAAP Financial Measures Additional Information about the Proposed Transaction and Where to Find It: Validus has commenced an exchange offer to acquire all of the outstanding shares of common stock of Transatlantic for 1.5564 Validus voting common shares and $8.00 cash per Transatlantic share. This presentation is for informational purposes only and does not constitute an offer to exchange, or a solicitation of an offer to exchange, shares of Transatlantic common stock, nor are they a substitute for the Tender Offer Statement on Schedule TO or the prospectus/offer to exchange included in the Registration Statement on Form S-4 (including the letter of transmittal and related documents and as amended and supplemented from time to time, the “Exchange Offer Documents”) filed by Validus with the Securities and Exchange Commission. The Registration Statement on Form S-4 has been declared effective by the Securities and Exchange Commission. The Exchange Offer will be made only through the Exchange Offer Documents. Investors and security holders are urged to read the Exchange Offer Documents and all other relevant documents that Validus has filed or may file with the Securities and Exchange Commission if and when they become available because they contain or will contain important information about the proposed transaction. All such documents, if filed will be available free of charge at the Securities and Exchange Commission’s website (www.sec.gov) or by directing a request to Innisfree M&A Incorporated at (877) 717-3929 (banks and brokers may call collect at (212) 750-5833). Third Party-Sourced Information: Certain information included in this presentation has been sourced from third parties. Validus does not make any representations regarding the accuracy, completeness or timeliness of such third party information. Permission to quote third party sources neither sought nor obtained. 3 Non-GAAP Financial Measures: In presenting the Company’s results herein, management has included and discussed certain schedules containing diluted book value per common share that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. We believe that these measures are important to investors and other interested parties. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. Diluted book value per share is calculated based on total shareholders’ equity plus the assumed proceeds from the exercise of outstanding stock options and warrants, divided by the sum of unvested restricted shares, stock options, warrants and share equivalents outstanding (assuming their exercise). Reconciliations to the most comparable GAAP measure for diluted book value per share can be found in the Appendix to this presentation.

The Transatlantic Board Ignores the Reality that Validus' Superior Proposal Easily Satisfies Transatlantic's Stated "Strategic Objectives"...

✓	Shareholder Value	▪ **27.1% premium** to June 10, 2011 unaffected Transatlantic share price[1] ▪ **4.3% premium** to the proposed Allied World ("AWAC") takeover based on prices as of September 2, 2011 ▪ Continuing equity interest in combined entity via **higher multiple stock plus $8.00 in cash** per Transatlantic share
✓	Structural Flexibility	▪ **Bermuda** domicile ▪ Capital flexibility allows Validus to **shift capital as needed** to maximize returns
✓	Insurance Operations	▪ **Top tier position at Lloyd's**, with **$1 billion of GPW** and **top quartile** Lloyd's financial performance
✓	EU Passport	▪ EU passport through **Validus Re Europe** Limited, funded as appropriate
✓	Ratings	▪ Rating agency commentary indicates **Validus and Transatlantic would be "strong partners"** ▪ Transatlantic has publicly acknowledged **its business would be "fine"** with an A rating ▪ Complementary lines, leading to **greater diversification benefits**
✓	Scale	▪ **Top six reinsurance company worldwide** compared to a comprehensive peer group, as well as a market leader in the U.S. and Bermuda[2] ▪ Pro forma managed catastrophe **premiums of more than $1 billion**
✓	Expense Synergies	▪ Significant opportunities to **expand earnings and ROE** through combination
✓	Capital Management	▪ Active capital management is a **core element of Validus' strategy** ▪ Internal Validus modeling suggests combined company will **generate over $500mm of incremental excess capital** ▪ The combination creates **$1.1 billion** of pre‐synergy, pre-catastrophe earnings power which can be available for **expanded share repurchase activity**[3]
✓	Specialty Focus	▪ **52% property short-tail,** including 17% property-cat, and **21% casualty short-tail**[4]
✓	Integration Risk	▪ Validus has **significant experience in successfully integrating major transactions** – IPC and Talbot

[1] Based on Transatlantic ($44.01) closing price on June 10, 2011 and Validus ($30.81) closing price on July 12, 2011
[2] Based on 2009 net reinsurance premiums written per Standard & Poor's Global Reinsurance Highlights 2010
[3] The timing, form and amount of the share repurchases under the program will depend on a variety of factors, including market conditions, the Company's capital position relative to internal and rating agency targets, legal and regulatory requirements, contractual compliance and other factors. The repurchase program may be modified, extended or terminated by the Board at any time
[4] Based on standalone 2010 GPW for Validus and NPW for Transatlantic
Source: Company filings, Bloomberg, Moody's, Standard & Poor's, SNL, media reports, Validus analysis

VALIDUS GROUP

4

5 ... And Insists on Denying the Opportunity for Superior Market Value and Future Prospects for Transatlantic Stockholders Validus Superior Proposal AWAC Takeover Business Mix and Business Plan Commitment to reinsurance Short-tail experience and focus – best priced part of market Complementary lines, leading to diversification Clear business plan Purposefully limited reinsurance business Growth into soft US casualty market Doubles down on casualty, questionable diversification benefit AWAC attempts to compete with most of Transatlantic’s largest customers Market Position and Performance Best-in-class financial performance Leader in property-cat reinsurance Top tier specialty insurance position at Lloyd’s Relied on reserve releases from AIG years, masking underlying performance Weak U.S. insurance franchise Non-U.S./Bermuda business lacks meaningful market share Capital Management Commitment to active capital management treating all shareholders equally Concentrated efforts on privately-negotiated repurchases from founding shareholders Governance & Management Board and management devoted to maximizing shareholder value, not premium volume Strategic intent appears to be growth into soft casualty markets Transaction Experience Successfully executed and integrated two value-creating transactions Acquisition record of destroying book value Validus Offers a Compelling Business and Value Proposition, versus AWAC’s Deeply Flawed Strategic Rationale

Transatlantic has Been Selective with its Disclosure Commentary, Highlighting Only Limited Excerpts and Remaining Silent on Points that Don’t Suit its Arguments 6 “To us, the offer from Validus is superior to the Allied World proposal and we find it hard to see Allied World able to beat it.” - Wells Fargo 7/13/2011 “VR offer and track record is very credible and TRH board compelled to consider. VR has an excellent track record for closing deals and delivering results. The Talbot and IPCR deals (IPCR was a hostile as well) delivered significant shareholder value. The financial merits of VR’s offer are strong and strategically the combined VR/TRH is compelling and would form the 6th largest global reinsurer with a balanced business mix of ~50% property and ~50% casualty.” - Morgan Stanley 7/14/2011 “Looks like a great strategic/operational fit; TransAllied to be a dominant off-shore casualty Global Reinsurer. AWH is smaller than TRH but fits on key levels: 1) each is 70%+ casualty lines, 2) AWH offers tax-advantages given low tax domicile, 3) each participates in global reinsurance; 4) cultural fit as each has the same number of employees (~650). TransAllied will be a Top 10 Global Reinsurer (#7) and a lead casualty market around the world with ~$7b in equity.” - Morgan Stanley 6/13/2011 “The main advantage is the greater scale and capital following the transaction, in our view ... For TRH, additional advantages of the transaction include (1) gaining a primary insurance presence, (2) access to Lloyd’s, a potential Swiss domicile and (4) a larger capital base outside the U.S.” - Wells Fargo 6/13/2011 “There are positives to the [Validus] proposal ... — 1) the premium of 12.1% to the current AWH bid; 2) Cash component – VR is offering $8/sh of cash in the deal; 3) transaction with VR is structured to be tax-free to TRH stockholders; 4) reserve strengthening – VR will strengthen TRH reserves by $500M pretax in their proposal.” - Citigroup, 7/12/2011 “The deal makes sense in our view ... As TRH is US domiciled while AWH is domesticated in Switzerland, combined entity is likely to have structural efficiencies from a tax point of view ... The deal provides a platform and better balance by product and geography and long and short-tail lines. While neither player was largely a property-cat, the combined entity should be able to allocate more capital to property-cat lines, particularly as casualty lines remain challenged.” - Citigroup, 6/12/2011 Comments that Transatlantic Disclosed ... And Those That it Didn’t “[The Validus transaction creates] a significantly larger company by doubling VR equity base. ... We assume expense & tax synergy of $100M - $150M in year 1 even without QS or LPT to Bermuda ... [n]ote this estimate is higher than AWH/TRH expect $50M a/t synergies/tax saves in year 1 & $80M a/t run rate beyond. That said, we think Validus is willing to take some actions that the combined AWH/TRH team potentially would not.” - Dowling, 7/14/2011 “The transaction more than doubles AWH’s capital base and adds an A+ rated (S&P) well-established global reinsurance franchise with $4bn of premium.” - Dowling, 6/12/2011

While Validus Has an Established Record of Trading at a Premium Multiple, Incredibly Transatlantic Wants You to Value Both Offers at Exactly the Same Multiple 7 Price / As-Reported Diluted Book Value1 1 Quarterly Price / Diluted Book Value Per Share shown for 1/1/2009 through 7/12/2011 – point value based on book value as of quarter end and share price on day immediately following release of relevant quarter’s earnings, except for 7/12/2011 Source: Company filings and SNL 2 Validus Has Consistently Traded at a Substantially Higher Multiple than AWAC Price / As-Reported Diluted Book Value 1 1.02x 0.94x 0.87x 0.88x 0.90x 0.84x 0.83x 0.92x 0.95x 1.05x 0.90x 0.84x 0.82x 0.82x 0.77x 0.70x 0.77x 0.81x 0.84x 0.84x 0.76x 0.98x 0.50x 0.60x 0.70x 0.80x 0.90x 1.00x 1.10x 2008Q4 2009Q1 2009Q2 2009Q3 2009Q4 2010Q1 2010Q2 2010Q3 2010Q4 2011Q1 7/12/2011 Validus AWAC

Transatlantic has also Adopted AWAC’s Tactic of Relying on Questionably Constructed “Peer Group” Multiples, Rather than the Evidence of Historical Trading Multiples 8 3 Price / As-Reported Diluted Book Value 1 1 Price / Diluted Book Value Per Share shown as of 7/12/2011 2 AWAC “peer group” as defined by Transatlantic in its presentation filed with the Securities and Exchange Commission pursuant to Rule 425 on September 2, 2011, page 30. Includes ACE, XL, ACGL, AXS, ALTE, AWH, AHL, ENH 3 Validus’ “peer group” as defined by Transatlantic in its presentation filed with the Securities and Exchange Commission pursuant to Rule 425 on September 2, 2011, page 30. Includes RE, PRE, TRH, PTP Sources: SNL, Company filings AWAC trades at a discount Validus trades at a premium 0.76x 0.98x 0.83x 0.76x 0.60x 0.70x 0.80x 0.90x 1.00x AWAC "Peer" Median as Defined by Transatlantic AWAC Validus Validus "Peer" Median as Defined by Transatlantic

Regardless of Transatlantic's and AWAC's Misleading Use of Irrelevant Peer Group Multiples, Validus Delivers Superior Value to Transatlantic Stockholders

> **"Short-term price movements aside, the value to TRH shareholders should be viewed, in our mind, as a combination of (1) their share in the pro forma tangible book value of the combined entity … and (2) what ultimate P/B valuation the market will afford the new combined entity."**
>
> *- Dowling & Partners Securities, July 15, 2011*

Applying Unaffected Counterparty Multiples[1]

$ per share, unless stated	AWAC		Validus	
	Diluted BV	*Diluted TBV*	*Diluted BV*	*Diluted TBV*
PF BV	$72.78	$69.73	$32.44	$31.80
TRH Ex Ratio	0.8800x	0.8800x	1.5564x	1.5564x
TRH Equivalent BV	64.05	61.36	50.49	49.49
Stated Multiple	0.78x	0.88x	0.97x	1.02x
Implied Value	49.96	54.00	48.97	50.48
Cash	0.00	0.00	8.00	8.00
Total	$49.96	$54.00	$56.97	$58.48
Premium To AWAC Transaction			14.0%	8.3%

Applying Unaffected Weighted Multiples[2]

$ per share, unless stated	AWAC		Validus	
	Diluted BV	*Diluted TBV*	*Diluted BV*	*Diluted TBV*
TRH Multiple	0.69x	0.69x	0.69x	0.69x
TRH Market Cap $bn	2.7	2.7	2.7	2.7
Counterparty Multiple	0.78x	0.88x	0.97x	1.02x
Counterparty MC $bn	2.2	2.2	3.0	3.0
Weighted Multiple	0.73x	0.77x	0.84x	0.86x
PF BV	$72.78	$69.73	$32.44	$31.80
TRH Ex Ratio	0.8800x	0.8800x	1.5564x	1.5564x
TRH Equivalent BV	64.05	61.36	50.49	49.49
Weighted Multiple	0.73x	0.77x	0.84x	0.86x
Implied Value	46.75	47.52	42.21	42.67
Cash	0.00	0.00	8.00	8.00
Total	$46.75	$47.52	$50.21	$50.67
Premium To AWAC Transaction			7.4%	6.6%

Applying Appropriate, Unaffected Company-Specific Trading Multiples to Pro Forma Diluted Book Values Confirms the Superiority of Validus' Proposal for Transatlantic Stockholders

Note: Unaffected data as at 6/10/2011, immediately prior to AWAC/Transatlantic announcement

[1] Value delivered based on relevant unaffected counterparty multiple multiplied by pro forma book value delivered per Transatlantic share

[2] Value delivered based on relevant unaffected multiple (weighted by market capitalization for Transatlantic and counterparty) multiplied by pro forma book value delivered per TRH share

Source: Company filings, SNL, FactSet, Capital IQ

VALIDUS GROUP

9

Transatlantic is Seemingly Oblivious to AWAC’s Reliance on Ever-Increasing Reserve Releases for Earnings Sources: SNL, Company filings 10 $mm Reserve Development as % of Net Income Before Taxes 0% 19% 41% N.M. 25% 26% 159% 39% 44% Prior Period Reserve Releases

 And Despite The Clear Decline in AWAC’s Own Merger Projections, Transatlantic Appears Fixated on Inflated Historical Performance as a Guide to Future Prospects 1 Diluted tangible book value per share from 12/31/2005 through 12/31/2010. Validus believes dividends are an important source of shareholder value 2 See page 76 of AWAC’s merger proxy statement for AWAC’s internal financial forecasts for 2011 - 2015 Sources: SNL, Company filings 11 Comparative Return Profile AWAC has acknowledged its diminished growth in operating return and book value over the next five years 1 1 While AWAC advertises high five-year historical growth rate in TBVPS, it has achieved this through reserve releases stemming from business written during the AIG years The underlying growth in AWAC’s TBVPS is consistent with the 9.0% return on average equity projected by AWAC in its merger proxy statement 2 2

Transatlantic Simply Parrots AWAC’s Assertion about Risk Tolerance without Acknowledging Validus’ Actual Risk Management Experience 12 Validus’ Leadership in the Global Cat Market is based on Superior Analytics and Risk Management What AWAC and Transatlantic Claim 1:250 PML as % of Equity Versus Actual Risk Management Experience Q1 2011 Japan Cat Loss as % of 1:250 PML Actual Actual 1 Q1 2011 Japan cat net loss ($365mm) adjusted for 35% tax rate divided by Transatlantic 1:250 PML ($690mm post-tax, per Transatlantic 2010 10-K) 2 Q1 2011 Japan cat net loss ($89.5mm) divided by implied AWAC 1:250 “actual” PML (15% of 3/31/11 equity) 3 Q1 2011 Japan cat net loss ($169mm, including $20mm IBNR allocation) divided by $1,064 1:250 PML Sources: Company filings Versus Actual Risk Management Experience Q1 2011 Japan Cat Loss as % of 1:250 PML

And Mischaracterizes Comparative Capital Structures On a standalone basis, Validus has lower leverage than both Transatlantic and AWAC1,2 The incremental leverage in Validus’ Superior Proposal only arises through Transatlantic stockholders receiving $8.00 per share in cash 13 Comparative Debt-to-Capital2 – 6/30/2011 1 Standalone debt-to-capital 6/30/11: Validus 6.1%. AWAC 20.8%, Transatlantic 19.2% 2 Excluding Validus’ Junior Subordinated Deferrable Debentures from numerator, which are hybrid securities treated as equity by the rating agencies – included in capital (denominator) 3 Excluding $500mm incremental debt raised to pay $8.00 per share cash to Transatlantic stockholders Source: Company filings 3

Despite Misinformation to the Contrary, Validus' Superior Proposal is Not Subject to Diligence, is Actionable and is No More Conditional than AWAC's Takeover Offer

Closing Conditions[1]	AWAC Takeover	Validus Proposal
Transatlantic Stockholder Approval	X	X
Acquiror Stockholder Approvals	X	X
Insurance Regulatory Approvals[2]	X	X
Antitrust Approvals[3]	X	X
Effectiveness of Registration Statement[4]	X	X
NYSE Listing	X	X
No MAE	X	X
Termination of Merger Agreement / Poison Pill / DGCL 203		X
Pre-Closing Dividend		X[5]
Credit Facility Amendments	?[6]	X[7]
Swiss Commercial Register Ruling	X[8]	

The key condition for Validus and AWAC is securing Transatlantic stockholder approval. In light of disclosed Transatlantic stockholder opposition to the AWAC takeover, AWAC appears to face the most challenging hurdle

[1] *Not intended to be exhaustive list of conditions*
[2] *Validus filed its Form A with the New York Insurance Department on August 1, 2011 (3 weeks ahead of AWAC)*
[3] *Validus has obtained HSR approval; based on publicly available information, AWAC has obtained HSR approval*
[4] *Each of Validus and AWAC has satisfied this condition*
[5] *Pre-closing dividend relates to Validus' merger offer*
[6] *Although not an express condition in the merger agreement, it is a covenant; AWAC has indicated in disclosure that if required to terminate its syndicated credit facilities, it would seek to transfer letters of credit outstanding to its existing European syndicated unsecured credit facility, but has not disclosed affirmative arrangements to do so*
[7] *Validus has satisfied this condition*
[8] *Based on publicly available information, AWAC has satisfied this condition*
Sources: Company filings

VALIDUS GROUP

14

Appendix Reconciliation of Non-GAAP Measures

Diluted Book Value Per Share Reconciliation 16 (a) Weighted average exercise price for those warrants and stock options that have an exercise price lower than book value per shares. (b) Using the "as-if-converted" method, assuming all proceeds received upon exercise of warrants and stock options will be retained by the Company and the resulting common shares from exercise remain outstanding. Validus Holdings, Ltd. (Expressed in thousands of U.S. Dollars, except share and per share information) Equity amount Shares Exercise Price (a) Book value per share Book value per common share, reported Book value per common share Total shareholders' equity available to Validus 3,408,317 $ 98,763,928 34.51 $ Diluted book value per common share Total shareholders' equity available to Validus 3,408,317 $ 98,763,928 Assumed exercise of outstanding warrants (b) 137,992 7,862,262 17.55 $ Assumed exercise of outstanding stock options (b) 45,604 2,266,801 20.12 $ Unvested restricted shares - 3,670,942 Diluted book value per common share 3,591,913 $ 112,563,933 31.91 $ At June 30, 2011